UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 14, 2011

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Safe Technologies International, Inc.
(Exact name of registrant as specified in its charter)

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Delaware	000-17746	22-2824492
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1200 North Federal Highway, Suite 200, Boca Raton, FL 33432
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 866-297-5070

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Appointment of Director

Kenneth F. Frank, one of our directors, resigned his position as a director on April 21, 2010, leaving a vacancy on our Board of Directors.  Pursuant to authorization under our Bylaws, our remaining director, Christopher L. Kolb, has appointed Alan B. Fleisher  to fill the vacancy created by Mr. Frank’s resignation, effective as of February 16, 2011.

Mr. Fleisher, age 70, is currently a retired investor.  He is a veteran of both retail and wholesale enterprises. Prior to retirement, Mr Fleisher served as President of Avante Imports, which imported merchandise from Europe and Asia to the United States and distributed through indirect distribution channels throughout the Southeast and Northeast territories of the United States. During the approximately 30 years prior to his work with Avante Imports, Mr. Fleisher founded, built and grew several businesses, including Contemporary Creations, A&A in the interior furnishing and design business. His international experience and B2B indirect distribution channel acquisition expertise are of particular use to the Company.  Born in Long Island, New York, Mr. Fleischer now resides full time in South Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Safe Technologies International, Inc.

	By:	/s/ Christopher L. Kolb
Christopher L. Kolb, President

Date: February 17, 2011